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                                                                    EXHIBIT 5.1

                    [Weil, Gotshal & Manges LLP Letterhead]



                                                 October 15, 2002



The Smith & Wollensky Restaurant Group, Inc.
1114 First Avenue
New York, New York 10021


Ladies and Gentlemen:

                  We have acted as counsel to The Smith & Wollensky Restaurant Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement of the Company on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to 957,503 shares of common stock, par value $.01 per share, of the Company (the "Shares") issuable upon the exercise of options to be granted pursuant to The Smith & Wollensky Restaurant Group, Inc. 2001 Stock Incentive Plan, as amended May 23, 2002 (the "Plan"). Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.


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October 15, 2002
Page 2

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement.


                                                 Very truly yours,

                                                 /s/ Weil, Gotshal & Manges LLP